EXHIBIT 1


                             JOINT FILING AGREEMENT


     The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: April 26, 2005


NAVIDEC FINANCIAL SERVICES, INC.


By: /s/ John R. McKowen
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John R. McKowen, President


JOHN R. MC KOWEN


/s/ John R. McKowen
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John R. McKowen, Individually